EXHIBIT 10.30

          OPERATING AGREEMENT OF
             CORRAL HOLLOW PROPERTIES, LLC
     A CALIFORNIA LIMITED LIABILITY COMPANY

      In accordance with the Beverly-Killea Limited Liability Company Act and subject to the Articles of Organization, which were filed on September 8, 2003 with the Secretary of State of California, the members of CORRAL HOLLOW PROPERTIES,
LLC listed on the signature page, make the following agreement on October 21, 2003 regarding the conduct of the business and affairs of CORRAL HOLLOW PROPERTIES, LLC, a California limited liability company ("Company"):

          ARTICLE 1. DEFINITION OF TERMS
      1.01 When used in this agreement, the following terms have the meanings set forth here:

               (a) "Act" means California's Beverly-Killea Limited Liability Company Act, as set forth in Corporations Code Title 2.5.

               (b) "Agreement" means this operating agreement, as originally executed and as amended from time to time.

               (c) "Approved Costs" means all costs, including Financing and the Management Fee, incurred in carrying out the Project. Approved Costs include, but are not limited to: hard and soft costs, developments costs, design and engineering costs, marketing costs, labor costs, supplier costs, legal, administrative and accounting costs attributable to the Project, salaries of the project foreman, permit costs, site trailer costs, materials costs, insurance costs, and all costs of the General Contractor.

        (d) "Articles" means the Articles of Organization for the Company as originally filed with the Secretary of State and as amended from time to time.

        (e) "Bankruptcy" means, and a Member is deemed a "Bankrupt Member" on, (1) the entry of a decree or order for relief against the Member by a court of competent jurisdiction in any involuntary case brought against the Member under any bankruptcy, insolvency, or similar law "Debtor Relief Laws") that generally affect the rights of creditors and relief of debtors; (2) the appointment of a receiver, liquidator, assignee, custodian, conservator, trustee or similar agent under Debtor Relief Laws for the Member or for any substantial portion of the Member's assets;
(3) the issuance of an order for the winding up and/or liquidation of the Member's affairs; (4) the filing of a petition in any involuntary bankruptcy case that remains un-dismissed or suspended under the federal bankruptcy laws; (5) the commencement by a Member of voluntary case under any applicable Debtor Relief Law; (6) the written admission of a Member that the Member is unable to pay the Member's debts as they become due; (7) the consent by any Member to the entry of an order for relief in any involuntary case, or to the appointment of (or the taking of possession by) a receiver, liquidator, assignee, custodian, conservator, trustee or similar agent under Debtor Relief Law for the Member or for any substantial portion of the Member's assets; or (8) the making by a Member of any general assignment for the benefit of creditors.

               (f) "Capital Account" means the individual accounts established and maintained pursuant to Paragraph 3.05.

               (g) "Capital Contribution" means the total value of cash and agreed fair market value of property contributed and agreed to be contributed to the Company by each member, as shown in Exhibit "A", as the same may be amended from time to time.

               (h) "Code" means the Internal Revenue Code of 1986, as amended. All references in this Agreement to sections of the Code include any corresponding provision or provisions of succeeding law.

               (i)   "Company" means CORRAL HOLLOW
PROPERTIES, LLC, a California limited liability company.

               (j) "Company Minimum Gain" shall have the meaning ascribed to the term "Partnership Minimum Gain" in Regulations
Section 1.704-2(d).

               (k) "Distributable Cash" means the amount of cash which the Manager deems available for distribution to the Members including Sales Proceeds, taking into account all debts, liabilities, and obligations of the Company then due, and working capital and other amounts which the Manager deems necessary for the Company's business or to place into reserves for customary and usual claims with respect to such business.

               (l) "Dissociation Event" means the withdrawal, Bankruptcy, expulsion or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company.

               (m) "Economic Interest" shall mean the right to receive distributions of the Company's assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company, or except as provided in Section 17106 of the Corporations Code, any right to information concerning the business and affairs of the Company.

               (n) "Entity" means any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, and foreign association of like structure.

               (o) "Financing" means all loans, if any, procured by the Company for the purpose of completing the Project, including any construction loan.

               (p) "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

               (q) "General Contractor" shall mean the general contractor selected by the Manager to build the Project.

               (r) "Interest" in the Company means the entire ownership interest of a Member in the Company at any particular time, including the right of the Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of the Member to comply with all of the terms and provisions of this Agreement.

               (s) "Management Fee" means the fee paid to Member JB Valley Development Corporation for its performance of services in connection with the management of the Company as follows:
(1) a Project management fee in the amount of Five Thousand
Dollars ($5,000) per month during the entitlement process for the Project; and (2) after the entitlement process for the Project, a fee equal to one and one-half (1.5%) percent of the selling price as to each of the homes sold in the Project pursuant to Paragraph 17.05(c) herein. The Management Fee does not cover any contractor or realtor fees in connection with the construction or selling of the Project.

               (t) "Manager" means collectively, one or more individuals or entities appointed by consent of all Members and having the authority as set forth in this Agreement.

               (u) "Member" (or collectively, "Members") means each person or Entity who is an original signatory to the Agreement and has been admitted to the Company as a Member, or who is an assignee that has been admitted to the Company as a Member that has not resigned, withdrawn, or been dissolved, or who is subsequently admitted to the Company as a Member.

               (v) "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations
Section 1.704-2(b)(4).

               (w) "Member Nonrecourse Deductions" shall mean items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member
Nonrecourse Debt.

               (x) "Membership Interest" means a Member's Interest in the Company.

               (y) "Net Profits" and "Net Loss" shall mean the income, gain, loss and deductions of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting at the close of each Fiscal Year on the Company's information tax return filed for federal income tax purposes.

               (z) "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

               (aa) "Optional Purchase Event" shall have the meaning ascribed to it in Paragraph 23.01.

               (bb) "Percentage Interest" of a Member means the percentage of the Member set forth opposite the name of the Member in Exhibit "A" attached to this Agreement, as the percentage may be adjusted from time to time pursuant to the terms of this Agreement.

               (cc) "Principal office" means the office of this Company determined by the Manager.

               (dd) "Project" means the development or construction of lots or dwellings acquired from time to time by the Company in the Property subdivision, and the subsequent sale of the lots and dwellings situated thereon.

               (ee) "Property" means that certain real estate known as the "Kagehiro Property" consisting of approximately 47.5 acres, located in Tracy, California, as more particularly described and attached hereto in Exhibit "B".

               (ff) "Pro Rata Part" means the proportion that a percentage interest of a Member bears to the aggregate interest in the Company of all Members.

               (gg) "Regulations" means, unless the context clearly indicates otherwise, the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

               (hh) "Sales Proceeds" means the net proceeds from the sale of each home in the Project after the payment of all projected expenses related to the home sold, plus a reasonable retention reserve for pick-up/warranty.
..
               (ii) "Share" refers to an interest in the Company representing a contribution to capital. Whenever reference is made to "percentage interest," a share may be converted into the same by dividing a Member's number of shares by the total of all shares outstanding.

               (jj) "Substitute Member" means any individual or Entity that is admitted into membership on the written consent of all Members in accordance with Paragraph 3.11.

               (kk) "Tax Matters Member" means the Member chosen pursuant to Internal Revenue Code Section 6231(a)(7) to deal with the Internal Revenue Service on tax matters.

          ARTICLE 2. ORGANIZATION OF COMPANY

      2.01 Formation of Company. The Members have formed a limited liability company under the Act by properly executing and filing the Articles and executing this Agreement. The rights, duties, and liabilities of the Members and the Manager are determined pursuant to the Act, the Articles, and this Agreement.

      2.02  Company Name. The name of the Company is CORRAL
HOLLOW PROPERTIES, LLC. The Company will transact business under that name. However, the Manager may conduct business under another name if the Manager thinks it advisable, provided that the Manager complies with the Act and any other applicable laws, file fictitious name certificates and the like, and file any necessary amendments.

      2.03 Company Purpose. The purpose of the Company is to engage in any business activity permitted by the Act. The Company will own, hold sell, assign, transfer, operate, lease and otherwise deal with real and personal property and improvements thereon.
The Members acknowledge and agree that the development of the Project which is to be the principal business of the Company is as follows:

               (a)  Acquisition of the Property;

               (b) Following the acquisition, the Property will be further developed with the end result to be the construction of single family dwellings; and

               (c) The development of the Property, the financing and the division of profits and losses will be conducted as previously agreed upon by the Members and as set forth herein.

      2.04 Duration of Company and Agreement. The Company existence commenced on the Effective Date and shall continue until dissolved and liquidated pursuant to the provisions of
Article 21 below.

          ARTICLE 3. MEMBERS AND MEMBERSHIP
                                              INTERESTS

      3.01 Names, Addresses, and Initial Capital Contributions of Members. Members, their respective addresses, their initial capital contributions to the Company, and their respective percentage interests in the Company are set forth on Exhibit "A", attached to this Agreement and made a part of it. Each Member agrees to make the initial contribution set out in Exhibit "A" in tranches at the call of the Manager on an as-needed basis from time-to-time to develop the Project in the discretion of the Manager. If a Member fails to make a required Capital Contribution within thirty (30) days after the effective date of this Agreement, that Member's entire Membership Interest shall terminate and that Member shall indemnify and hold the Company and the other Member's harmless from any loss, cost, or expense, including reasonable attorney fees, caused by the failure to make such Capital Contribution.

      3.02 Future Contributions. Members may be required to make additional capital contributions to the Company other than the capital contribution required to be made under Paragraph 3.01 without any Member's prior written consent when directed by the Manager based on his, her or its determination. Subsequent contributions must be in amounts and may be in any type of property as is determined by the Manager. If subsequent contributions are required, Members may make additional Capital Contributions on a pro rata basis in accordance with the Member's Capital Account and in proportion to the Member's Percentage Interest. Upon such determination, the Manager shall give written notice to each Member. Each Member shall have fourteen (14) days from the date such notice is given to contribute his, her or its share of the additional capital to the Company. Each Member shall receive a credit to its Capital Account in the amount of any additional capital which he, she or it contributes to the Company.

      3.03 Failure to Make Contributions. If a Member does not timely contribute capital when required, that Member shall be in default under this Agreement. In such event, the Manager shall send the defaulting Member written notice of such default, giving the Member fourteen (14) days from the date such notice is given to contribute the entire amount of his, her or its required capital contribution (if the defaulting Member did not make a required contribution of property or services, the Company may instead require the defaulting Member to contribute cash equal to that portion of the fair market value of the contribution that has not been made). If the defaulting Member does not contribute its required capital to the Company within said fourteen (14)-day period, the Manager or the non-defaulting Member may elect any or all of the following remedies:

               (a) The non-defaulting Members may advance funds to the Company to cover those amounts which the defaulting Member fails to contribute. Amounts which a non-defaulting Member so advances on behalf of the defaulting Member shall become a loan due and owing from the defaulting Member to the non-defaulting Member and bear interest at the rate of ten percent (10%) per annum, payable monthly. All cash distributions otherwise distributable to the defaulting Member under this Agreement shall instead be paid to the non-defaulting Members making such advances until such advances and interest thereon are paid in full. In any event, such advances shall be evidenced by a promissory note and be due and payable by the defaulting
Member one (1) year from the date that such advance was made.
Any amounts repaid shall first be applied to interest and thereafter to principal. Effective upon a Member becoming a defaulting Member, each Member grants to the non-defaulting Members who advance funds a security interest in his, her or its Economic Interest to secure his, her or its obligation to repay such advances and agrees to execute and deliver a promissory note as described herein together with a security agreement and such UCC-1 financing statements and assignments of certificates of membership (or other documents of transfer) as such non-defaulting Members may reasonably request.

               (b) The defaulting Members shall have no right to receive any distributions from the Company until the non-defaulting
Members have first received distributions in an amount equal to the additional capital contributed by each non-defaulting Member to the Company plus a cumulative, non-compounded return thereon at the rate of ten percent (10%) per annum. Each Member acknowledges and agrees that (i) a default by any Member in making a required capital contribution will result in the Company and the non-defaulting Members incurring certain costs and other damages in an amount that would be extremely difficult or impractical to ascertain and (ii) the remedies described in Paragraph 3.03 bear a reasonable relationship to the damages which the Members estimate may be suffered by the Company and the non-defaulting Members by reason of the failure of the defaulting Member to make any required Capital Contribution and the election of any or all of the above described remedies is not unreasonable under the circumstances existing as of the date hereof.

      3.04 Member Loans or Services. Loans or services by any Member to the Company may not be considered to be contribution to the capital of the Company.

      3.05  Capital and Capital Accounts.

               (a) The initial Capital Contribution of each Member is as set forth in Exhibit "A".
               (b)  The Company will establish and maintain
individual Capital Accounts on behalf of each Member, including any additional or Substituted Member who shall subsequently receive any interest in the Company. The capital account of each Member consists of (1) the amount of cash the Member has contributed to the Company, less any liabilities assumed by the Company or to which the property is subject, plus (3) the amount of profits or income (including tax-exempt income) allocated to the Member, less (4) the amount of losses and deductions allocated to the Member, less (5) the amount of all cash distributed to the Member, less (6) the fair market value of any property distributed to the Member, net of any liability assumed by the Member or to which the property is subject, less (7) the Member's share of any other expenditures that are not deductible by the Company for federal income tax purposes or that are not allowable as additions to the basis of Company property, and (8) subject to any other adjustments that may be required under the Code.
The Capital Account of a Member is not affected by any adjustments to basis made pursuant to Section 743 of the Internal Revenue Code, but must be adjusted with respect to adjustments to basis made pursuant to Section 734 of the Internal Revenue Code.

               (c) No Member has the right to withdraw his, her or its capital contribution or to demand and receive property of the Company or any distribution in return for his, her or its Capital Contribution, except as may be specifically provided in this Agreement or required by law. No Member may receive out of Company property any part of his, her, or its capital contribution until (1) all liabilities of the Company, except liabilities to the Members on account of their loans, have been paid or sufficient Company property remains to pay them, and (2) all Members consent.

               (d)  Subject to the provisions of subparagraph
(c) of this paragraph, a Member may rightfully demand the return of his, her or its Capital Contribution (1) on the dissolution of the Company, or (2) with the consent of all the members. A Member may demand and receive only cash in return for the Member's
Capital Contribution. The Members' initial Capital Contributions are as set forth in Exhibit "A" attached herewith.

      3.06 Admission of Additional Capital. Additional capital may be contributed to the Company, as provided in Article 3 and upon the written consent by all of the Members.

      3.07 Admission of Additional Members. The Members may admit to the Company additional members to participate in the profits, losses, available cash flow, and ownership of the assets of the Company on such terms as are determined by all of the Members. Admission of any additional Member requires the written consent of all of the Members then having any interest in the Company. Any additional Members are allocated gain, loss, income, or expense by the method provided in this Agreement.

      3.08 Limitation on Liability. No Member is liable under a judgment, decree, or order of the court, or in any other manner, for a debt, obligation, or liability of the Company, except as provided by law. No Member is required to loan any funds to the Company.

      3.09 No Individual Authority. Unless expressly provided in this Agreement, no Member, acting alone, has any authority to act for, or to undertake or assume, any obligation, debt, or responsibility on behalf of, any other Member of the Company.

      3.10  No Member Responsible for Other Member's
Commitment. In the event that a Member (or a Member's shareholders, partners, members, owners, or affiliates) has incurred any indebtedness or obligation before the date of this Agreement that relates to or otherwise affects the Company, neither the Company nor any other Member has any liability or responsibility with respect to the indebtedness or obligation unless the indebtedness or obligation is assumed by the Company pursuant to a written instrument signed by all Members. Furthermore, neither the Company nor any Member is responsible or liable for any indebtedness or obligation that is subsequently incurred by any other Member (or a Member's shareholder, partners, members, owners, or affiliates). In the event that a Member (or a Member's shareholders, partners, members, owners, or affiliates; collectively called the "Liable Member"), whether before or after the date of this Agreement, incurs
(or has incurred) any debt or obligation that neither the Company nor any of the other Members is to have any responsibility or liability for, the Liable Member must indemnify and hold harmless the Company and the other Members from any liability or obligation they may incur in respect of the debt or obligation.

      3.11  Transfer and Assignment of Membership Interests.

               (a) No Member may assign, convey, sell, encumber, or in any way alienate all or any part of his, her or its Interest in the Company as a Member without prior written consent of all of the Members, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the remaining Members may determine in their sole discretion. Transfers in violation of this section are effective only to the extent set forth in Paragraph 3.14(b), below.

               (b) Any Member may transfer, assign or convey all or any part of his, her or its Interest in the Company for estate planning purposes to the Member's family limited partnership, trust or other Entity without prior written consent of all the Members upon ten (10) days prior written notice to the Manager pursuant to the requirements of Paragraph 24.09 herein.

      3.12  Further Restrictions on Membership Transfers. No
Member may assign, convey, sell, encumber, or in any way alienate all or any part of his, her or its interest in the Company
(1) without registration under applicable federal and state securities laws, or unless he, she or it delivers an opinion of counsel satisfactory to the Company that registration under those laws is not required; or (2) if the interest to be sold or exchanged, when added to the total of all other sold or exchanged in the preceding twelve (12) consecutive months prior to that time, would result in the tax termination of the Company under Section 708 of the Internal Revenue Code.

      3.13 Substitute Members. A transferee may become a Substitute Member if (1) the requirements of Paragraphs 3.07 and 3.11, above, are met; (2) the person or Entity executes an instrument satisfactory to the remaining Members accepting and adopting the terms and provisions of this Agreement;
and (3) the person or Entity pays all reasonable expenses in connection with his or her admission as a remaining Member.

      3.14  Effect of Transfer.

               (a) Any permitted transfer of all or any portion of a Member's interest in the Company takes effect on the first day of the month following receipt by the Members of written notice of transfer. Any transferee of an interest in the Company takes subject to the restrictions on transfer imposed by this Agreement.
               (b) On a transfer of a Member's interest in the Company in violation of this Agreement, the transferee has no right to participate in the management of the business and affairs of the Company or to become a Member, but the transferee is entitled only to receive the share of profits or other compensation by way of income and the return of contributions to which the transferor of the interest in the Company would otherwise be entitled.

      3.15 Right of First Negotiation. If any Member desires to transfer all or any part of his, her or its Membership Interest, such Member shall notify the Company and the other Members in writing of such desire and, for a period of thirty (30) days thereafter, the Members and the Company shall negotiate with respect to the purchase of such Member's Membership Interest. During such period, the Member desiring to transfer such Membership Interest may not solicit a transferee for such Membership Interest.

      3.16  Right of First Refusal. If the period described in Paragraph
3.15 expires without an agreement being reached as to the purchase of the Membership interest referred to therein, the Member desiring to transfer his, her or its Membership Interest may solicit transferees. In such event, each time a Member proposed to transfer all or any part of his, her or its Membership interest, such Member shall first offer such Membership Interest to the Company and the non-transferring Members in accordance with the following provisions:

               (a) Such Member shall deliver a written notice ("Option Notice") to the Company and the other Members stating (i) such Member's bona fide intention to transfer such Membership Interest,
(ii) the Membership Interest to be transferred, (iii) the purchase price and terms of payment for which the Member proposes to transfer such Membership Interest and (iv) the name and address of the proposed transferee.

               (b) Within thirty (30) days after receipt of the Option Notice, the Company shall have the right, but not the obligation, to elect to purchase all or any part of the Membership Interest upon the price and terms of payment designated in the Option
Notice. If the Option Notice provides for the payment of non-cash consideration, the Company may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Manager. If the Company exercises such right within such thirty
(30) day period, the Manager shall give written notice of that fact to the transferring and non-transferring Members.


               (c) If the Company fails to elect to purchase the entire Membership Interest proposed to be transferred within the thirty
(30) day period described in Paragraph 3.16(b), the non-transferring Members shall have the right, but not the obligation, to elect to purchase any remaining share of such Membership Interest upon the price and terms of payment designated in the Option Notice.
If the Option Notice provides for the payment of non-cash consideration, such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Manager. Within sixty (60) days after receipt of the Option Notice, each non-transferring Member shall notify the Manager in writing of his or her desire to purchase a portion of the Membership Interest proposed to be so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Membership Interest which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such Membership Interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the Membership Interest being transferred.
In the event any Member elects to purchase none or less than all of his, her or its pro rata share of such Membership Interest, then the other Members can elect to purchase more than their pro rata share.

               (d) If the Company and the other Members elect to purchase or obtain any or all of the Membership Interest designated in the Option Notice, then the closing of such purchase shall occur within the ninety (90) days after receipt of such notice and the transferring Member, the Company and/or the other Members shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase.

               (e) If the Company and the other Members elect not to purchase or obtain, or default in their obligation to purchase or obtain, all of the Membership Interest designated in the Option Notice, then the transferring Member may transfer the portion of the Membership Interest described in the Option Notice not so purchased, to the proposed transferee, providing such transfer
(i) is completed within thirty (30) days after the expiration of the Company's and the other Members' right to purchase such Membership Interest, (ii) complies with Paragraphs 3.07, 3.11,
3.12 and 3.13 relating to unanimous consent of Members, securities and tax requirements.

      3.17 Termination of Membership Interest. Upon (a) the transfer of a Member's Membership Interest in violation of this
Article 3, or (b) the occurrence of an Optional Purchase Event as to such Member, the Membership Interest of a Member shall be terminated by the Manager and that Member shall no longer be a Member of the Company (the "Former Member"). Unless the
Former Member's Membership Interest is purchased by the Company and/or remaining Members as provided in Article 23, the Former Member shall be treated as an Assignee only and shall not be entitled to payment for the his/her/its Membership Interest. Beginning on the date of the termination, the Former Member shall have only the rights of a holder of an Economic Interest with respect to that Former Member's Membership Interest in the Company, and then only with respect to distributions, if any, to which a holder of an Economic Interest is entitled under this Agreement. Each Member acknowledges and agrees that such termination or purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

     ARTICLE 4. POWER TO AMEND AGREEMENT

      4.01 The Power to adopt, alter, amend, or repeal this Agreement is vested entirely in the Members of the Company.

     ARTICLE 5. MANAGEMENT RIGHTS IN MANAGER

      5.01 The right to exercise the powers of the Company and to manage the business and affairs of the Company is vested entirely in the Manager, subject to review by the Members.

      5.02 The Manager shall establish budgets as may be required by the Members. The Manager shall, either personally or by delegation, approve all costs and disbursements necessary to operate the Company's business, subject to review by the Members.

     ARTICLE 6. ELECTION OF MANAGER
      6.01 (a) The initial Manager specified in Exhibit "A" hereto will serve as the Company's Manager until resignation or removal.

               (b) The Manager may be elected at a special meeting called for the purpose of electing the Manager. The Manager may also be designated by the unanimous written consent of the Members.
               (c) The term of service for the Manager is perpetual unless removed by the affirmative vote of all of the Members.

     ARTICLE 7. REMOVAL OF MANAGER

      7.01 (a) The Members may remove a Manager before the expiration of the Manager's term specified in this Agreement by the affirmative vote of all of the Members.

               (b) At any meeting of Members called expressly for the purpose, a Manager may be removed for any reason, with or without cause, on a resolution unanimously adopted by the Members.

     ARTICLE 8. ACTION BY MANAGER

      8.01 The Manager has full authority to act on behalf of the Company and its Members in its best interest.

     ARTICLE 9. COMPENSATION OF MANAGER

      9.01 It is acknowledged that the Manager has other business interests to which the Manager devotes part of the Manager's time. The Manager shall devote such time to the conduct of the business of the Company as the Manager, in the Manager's own good faith and discretion which it believes necessary for the successful operation of the business.

      9.02 The Manager shall be entitled to receipt of the Management Fee as compensation for the Manager's services as provided in this Agreement and determined by the Members, and to reimbursement for all expenses reasonably incurred by the Manager in the performance of the Manager's duties.

     ARTICLE 10. EXECUTION OF DOCUMENTS

      10.01 The Manager has the authority to execute documents and instruments for the acquisition, mortgage, or disposal of property on behalf of the Company, to enter into and bind the Company to contractual relations and receive and disburse funds on behalf of the Company.

     ARTICLE 11. MEETINGS OF MEMBERS

      11.01 (a) No meetings of Members are required. However, to the extent meetings are held, all meetings of Members will take place at 2406 Merced Street, San Leandro, California.

                  (b) Any Member may call a special meeting by giving at least ten (10) days' written notice to all other Members. The notice must specify the date, time, and place of the special meeting and the purpose for calling the meeting. Notice of the meeting must be delivered personally to the Members or sent to each Member by United States mail or facsimile machine at the Member's address as shown on the records of the Company.
For mailed notice, the notice must be deposited in the United
States mail at least twelve (12) days before the time the meeting is held.

                  (c) The transactions of the Members at any meeting, however called or noticed, or wherever held, shall be as valid as though transacted at a meeting duly held after call and notice if a quorum is present and if, either before or after the meeting, each Member not present signs a written waiver of Notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting.

                  (d) Members may participate in the meeting through the use of a conference telephone or similar communications equipment, provided that all Members participating in the meeting can hear one another.

                  (e) The Members shall keep or cause to be kept with the books and records of the Company full and accurate minutes of all meetings, notices and waivers of notices of meetings, and all written consents in lieu of meetings.

     ARTICLE 12. QUORUM

      12.01 At all meetings of the Members, a majority of Members must be present to constitute a quorum for transaction of business.

     ARTICLE 13. ACTIONS BY MEMBERS AND
                                    VOTING RIGHTS

      13.01 Votes Required to Act. Except for those acts requiring unanimous consent, an act of the Members of record is effective if the majority of Members' votes adopt the act at a meeting at which a quorum of Members is present. The voting rights of the Members are to be distributed equally, one vote per Member, to each Member of the Company.

      13.02 Actions of Tax Matters Member. The Tax Matters Member of the Company, chosen pursuant to Internal Revenue Code Section 6231(a)(7), is JB VALLEY DEVELOPMENT
CORPORATION, a California corporation, 2406 Merced Street,
San Leandro, California, who has the same authority as granted by the Internal Revenue Code to a tax matters partner.

     ARTICLE 14. ACTION BY CONSENT WITHOUT
                                    MEETING.

      14.01 Any action permitted to be taken by the Members may be taken without a meeting if all of the Members individually or collectively consent by signing a written approval of the action. Any action by written consent shall have the same force and effect as a unanimous vote of the Members.

     ARTICLE 15. RECORD DATE

      15.01 Only persons whose names are listed as members in the official records of the Company fifteen (15) days before any meeting of the Members are entitled to notice of or to vote at that meeting.

     ARTICLE 16. VOTE BY PROXY

      16.01 Members may vote either in person or by proxy. Proxies must be executed in writing by the Members. A telegram, cablegram, or similar transmission by the Member or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a Member is deemed an execution in writing for purposes of this Agreement.

     ARTICLE 17. ALLOCATIONS OF NET PROFITS AND
                                    NET LOSSES AND DISTRIBUTIONS

      17.01 Allocations of Net Profit and Net Loss.

                (a) Net Loss. Net Loss shall be allocated to the Members in proportion to their Percentage Interests.

      Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member's share of Company Minimum Gain. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members to the extent the other Members are not limited in respect of the allocation of losses under this Paragraph 17.01(a). Any loss reallocated under this Paragraph 17.01(a) shall be taken into account in computing subsequent allocations of income and losses pursuant to this Article 17, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this Article 17, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article 17 if no reallocation of losses had occurred under this Paragraph 17.01(a).

                (b) Net Profit. Net Profit shall be allocated to the Members in proportion to their Percentage Interests.

      17.02 Special Allocations. Notwithstanding Paragraph 17.01:

                (a) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year and, if necessary, in subsequent Fiscal Years, in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse
Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2).
Allocations pursuant to this Paragraph 17.02(a) shall be made in proportion to the amounts required to be allocated to each Member under this Paragraph 17.02(a). The items to be so allocated shall be determined in accordance with Regulations
Section 1.704-2(f). This Paragraph 17.02(a) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                (b) Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. If there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each Member who has a share of the Company Minimum Gain attributable to such Member
Nonrecourse Debt, which share shall be determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year, and, if necessary, in subsequent Fiscal Years, in an amount equal to that portion of such Member's share of the net decrease in Company Minimum Gain attributable to such Member
Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to this Paragraph 17.02(b) shall be made in proportion to the amounts required to be allocated to each Member under this Paragraph 17.02(b). The items to be so allocated shall be determined in accordance with Regulations Section
1.704-2(i)(4). This Paragraph 17.02(b) is intended to comply with the minimum gain chargeback requirement contained in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                (c) Nonrecourse Deductions. Any nonrecourse deductions, as defined in Regulations Section 1.704-2(b)(1), for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

                (d) Member Nonrecourse Deductions. Those items of
Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse
Debt for any Fiscal Year or other period shall be specially allocated to the Member who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations
Section 1.704-2(i).

                (e) Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member's
Capital Account in excess of such Member's share of Company
Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant tot this Paragraph 17.02(e) shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article 17 so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article 17 to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Paragraph 17.02(e) if such unexpected adjustments, allocations, or distributions had not occurred.

      17.03 Section 704(c) Allocations. Notwithstanding any other provision in this Article 17, in accordance with Code
Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Paragraph 17.03 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provisions of this Agreement.

      17.04 Allocations of Net Profits and Losses and Distributions in Respect of a Transferred Interest. If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred), and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon his or her respective Economic Interest at the close of such day.

                However, for the purpose of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, an Economic Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the fifteenth
(15th) day of the month).

                Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Economic Interests as of the date such sale or other disposition occurs.

      17.05 Distributions of Distributable Cash by the Company. Subject to applicable law and any limitations contained elsewhere in this Agreement, the Manager may elect from time to time to distribute Distributable Cash to the Members periodically, but not less frequently than at the end of each calendar quarter, and after the payment from gross income of all Approved Costs, which distributions shall be in the following order of priority:

                (a) First, to provide sufficient funds to the Members, in the discretion of the Manager, to pay taxes on account of income received by the Members from the Company in cases where the ordinary priority of distribution of Distributable Cash does not result in sufficient receipts by the Members to pay income taxes.

                (b) Second, repayment of equity on a pro rata basis related to the home sold in the Project to the Member who contributed the equity;

                (c) Third, the payment of the Management Fee to Member JB Valley Development Corporation;

                (d) Fourth, as each home in the Project is sold, payment of a preferred return equal to seven percent (7%) per annum on the equity related to the home sold in the Project from the date the equity was contributed to the date of repayment;

                (e) Fifth, the balance of the proceeds on each home sold in the Project shall be split equally (50-50) between the Members, along with any proceeds received from any sources whatsoever at the completion of the Project.

                     All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Subject to Paragraph 17.07, neither the Company nor any Manager shall incur any liability for making distributions in accordance with this Paragraph 17.05.

      17.06 Form of Distribution. A Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. Except as provided in the Act, no Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members and no Member may be compelled to accept a distribution of any asset in kind.

      17.07 Restriction on Distributions

                (a) No distribution shall be made if, after giving effect to the distribution:

                      (ii) The Company would not be able to pay its debts as they become due in the usual course of business; or

                      (iii) The Company's total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

                (b) The Manager may base a determination that a distribution is not prohibited on any of the following:

                      (i) Financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances;

                      (ii)  A fair valuation; or

                      (iii) Any other method that is reasonable in the circumstances. Except as provided in Corporations Code Section
17254(e), the effect of a distribution is measured as of the date the distribution is authorized if the payment occurs within one hundred twenty (120) days after the date of authorization, or the date payment is made if it occurs more than one hundred twenty
(120) days of the date of authorization.

                (c) A Member or Manager who votes for a distribution in violation of this Agreement or the Act is personally liable to the Company for the amount of the distribution that exceeds what could have been distributed without violating this Agreement or the Act if it is established that the Member or Manager did not act in compliance with this Paragraph 17.07 or the Act. Any
Member or Manager who is so liable shall be entitled to compel contribution from (i) each other Member or Manager who also is so liable and (ii) each Member for the amount the Member received with knowledge of facts indicating that the distribution was made in violation of this Agreement or the Act.

      17.08 Return of Distributions. Members and Assignees who receive distributions made in violation of the Act or this Agreement shall return such distributions to the Company. Except for those distributions made in violation of the Act or this Agreement, no Member or Assignee shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or Assignee or paid by a Member or Assignee for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Assignee.

      17.09 Obligations of Members to Report Allocations.
The Members are aware of the income tax consequences of the allocations made by this Article 17 and hereby agree to be bound by the provisions of this Article 17 in reporting their shares of Company income and loss for income tax purposes.

      17.10 Compliance. The provisions of this Agreement are intended to comply with and in some cases are required by Sections 704(b) and 704(c) of the code and Regulations thereunder. Some of the language in this Agreement is taken directly from such Regulations. This Agreement is intended to be interpreted in such manner as to comply with the Regulations. The Manager may make modifications deemed appropriate to comply with such Regulations if events otherwise cause this Agreement not to comply.

     ARTICLE 18. INDEMNIFICATION OF MEMBERS AND
                                    MEMBERS' FIDUCIARY DUTIES

      18.01 The Company will indemnify the Members for any act taken in the capacity of a Member, other than acts that involve a breach of fiduciary duty. The standard of the fiduciary duty a Member owes to the Company and to its members are those of a partner to a partnership and to the partners of the partnership. A Member's standard of conduct owed to the Company and other
Members is to act in the highest good faith to the Members, and a Member may not seek to obtain an advantage in the Company affairs by the slightest misconduct, misrepresentation, concealment, threat, or adverse pressure of any kind.

     ARTICLE 19. INDEMNIFICATION OF MANAGER AND
                                    MANAGER'S FIDUCIARY DUTIES

      19.01. The Company shall indemnify the Manager for any act taken in the capacity of a Manager, other than acts that involve a breach of fiduciary duty. The standard of the fiduciary duties a Manager owes to the Company and to its Members are those of a partner to a partnership and to the partners of the partnership. A Manager's standard of conduct owed to the Company and other Members is to act in the highest good faith to the Members, and a Manager may not seek to obtain an advantage in the Company affairs by the slightest misconduct, misrepresentation, concealment, threat, or adverse pressure of any kind.

     ARTICLE 20. COMPANY RECORDS AND REPORTS

      20.01. Records and Accounting; Fiscal Year. The books and records of the Company must be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the Company for federal and state income tax purposes. The books and records of the Company must reflect all Company transactions and must be appropriate and adequate for the Company's business.
The fiscal year of the Company for financial reporting and for federal income tax purposes is the calendar year.

      20.02. Access to Accounting Records. All books and records of the Company must be maintained at any office of the Company or at the Company's principal place of business, and each Member, and his or her duly authorized representative, must have access to them at the office of the Company and the right to inspect and copy them at reasonable times.

      20.03. Annual and Tax Information. The Manager must use its best efforts to cause the Company to deliver to each Member, within forty-five (45) days after the end of each fiscal year, all information necessary for the preparation of each Member's federal income tax return. The Manager must also use its best efforts to cause the Company to prepare, within forty-five
(45) days after the end of each fiscal year, a financial report of the Company for the fiscal year, which must contain a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of sources and application of funds, and a statement of sources and applications of funds, and a statement of reconciliation of the capital accounts of the Members.

     ARTICLE 21. DISSOLUTION OF COMPANY

      21.01. The Company shall be dissolved, its assets shall be disposed of, and its affairs shall be wound up on the first to occur of the following events:

                 (a) Unanimous determination by all the Members that the Company should be dissolved.

                 (b) The expiration of the Company term as stated in the Articles, if any.

                 (c) Upon the entry of a decree of judicial dissolution pursuant to Section 17351 of the Act.

                 (d) The sale of all or substantially all of the assets of the Company.

                 (e) The happening of any event that makes it unlawful or impossible to carry on the business of the Company.

                 (f) Upon the occurrence of a Dissociation Event and the failure of either: (1) the Company or the Remaining Members exercising the right to purchase the Former Member's Interest pursuant to Article 23; (2) the Remaining Member's providing written consent to the resulting transfer of the Former Members'
Interest; or (3) the Remaining Members providing written consent to the continuation of the business of the Company.

                 (g) At any earlier time as may be provided by applicable law.

     ARTICLE 22. REPRESENTATIONS

     Each Member hereby represents and warrants to, and agrees with, the Members and Company as follows:
      22.01. He, she or it has a preexisting personal or business relationship with the Company or one or more of its officers or controlling persons, or by reason of his, her or its business or financial experience, or by reason of the business or financial experience of his, her or its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company; he, she or it is capable of evaluating the risks and merits of an investment in the Company and of protecting his, her or its own interests in connection with this investment.

      22.02. He, she or it has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation with respect to the sale of the Interest in the Company.

      22.03. He, she or it is acquiring the Membership Interest for investment purposes for his, her or its own account and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.

      22.04. He, she or it is financially able to bear the economic risk of an investment in the Company, including the total loss thereof.

      22.05. He, she or it acknowledges that the Membership
Interest has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under any blue sky laws in reliance, in part, on his, her or its representations, warranties and agreements herein.

      22.06. He, she or it represents, warrants and agrees that the Company is under no obligations to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist him, her or it in complying with any exemption from registration and qualification.

      22.07. Without limiting the representations set forth above, he, she or it will not make any disposition of all or any part of the Membership Interest which will result in the violation by him, her or it, or by the Company of the Securities Act or any other applicable securities laws.

      22.08. He, she or it understands that the certificates (if any) evidencing the Membership Interest may bear any legend required by applicable securities laws.

      22.09. He, she or it acknowledges that the Membership Interest is a speculative investment which involves a substantial degree of risk of loss by him, her or it of his, her or its entire investment in the Company, that he, she or it understands and takes full cognizance of the risk factors related to the purchase of the Membership Interest, and that the Company is newly organized and has no financial or operating history.

      22.10. He, she or it acknowledges that there are substantial restrictions on the transferability of the Membership Interest pursuant to this Agreement, that there is no public market for the Membership Interest and none is expected to develop, and that, accordingly, it may not be possible for him, her or it to liquidate his, her or its investment in the Company.

      22.11. Neither the Members, any agent or employee of the Company or of the Members, nor any other person has at any time guaranteed or warranted to him or her that he, she or it may freely transfer the Membership Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Membership Interest, that past performance or experience on the part of any Member or any other person in any way indicates the predictable results of the ownership of the Membership Interest or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to the Members by any specific date or will be made at all or that any specific tax benefits will accrue as a result of an investment in the Company.

      22.12. He, she or it acknowledges that the tax consequences to him, her or it of investing in the Company will depend on his, her or its particular circumstances, and neither the Company, the Members, nor any other person will be responsible or liable for the tax consequences to him, her or it of an investment in the Company. He, she or it will look solely to, and rely upon, his, her or its own advisers with respect to the tax consequences of this investment.




     ARTICLE 23. OPTIONAL PURCHASE EVENT AND
                                    TERMINATION OF MEMBERSHIP
                                    INTEREST

      23.01 Optional Purchase Event Defined. As used in this
Article 23, "Optional Purchase Event" means, with respect to any Member, the occurrence of any of the following events:

                (a)  A Disassociation Event of any Member;

                (b) The failure of a Member to make the Member's
Capital Contribution pursuant to the provisions of Article 3 of this Agreement;

                (c) A change in control of any Member (For purposes of this paragraph, "a change in control" means the voluntary or involuntary sale, conveyance, transfer or pledge of stock to any third party or parties or merger of the Member such that the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to directing the management and policies of the Member shall be vested in a party or parties who are not now presently in control of that Member).

                (d) The occurrence of any other event that is, or that would cause, a transfer of any Membership Interest in contravention of this Agreement; or

                (e) The filing by a Member of an action seeking a decree of judicial dissolution pursuant to Code Section 17351.

      23.02 Optional Purchase Event. Upon the occurrence of an Optional Purchase Event, the Company and/or the remaining Members ("Remaining Members") shall have the right to purchase, and if such right is exercised, the Member whose actions or conduct resulted in the Optional Purchase Event (the "Former Member" as defined in Paragraph 3.17) or such Former Member's legal representative shall sell, the Former Member's Interest (the "Former Member's Interest") as provided in this Article 23. Each Former Member agrees to give prompt notice of the Optional Purchase Event to the Manager.

      23.03 Purchase Price. The purchase price for the Former Member's Interest shall be the Capital Account balance of the Former Member as adjusted pursuant to Paragraph 3.02;
provided, however, that if the Former Member, such Former
Member's legal representative or the Company, deems the Capital Account balance to vary from the fair market value of the Former Member's Interest by more than ten percent
(10%), such party shall be entitled to require an appraisal by providing notice of the request for appraisal within fourteen
(14) days after the determination of the Remaining Members to continue the business of the Company. In such event, the value of the Former Member's Interest shall be determined by three
(3) independent appraisers, one (1) selected by the Former
Member or such Former Member's legal representative, one selected by the Company, and one (1) selected by the two (2) appraisers so named. The fair market value of the Former
Member's Interest shall be the average of the two (2) appraisals closest in amount to each other. In the event the fair market value is determined to vary from the Capital Account balance by less than ten percent (10%), the party requesting such appraisal shall pay all expenses of the appraisals incurred by the party offering to enter into the transaction at the Capital Account valuation. In all other events, the party requesting the appraisal shall pay one-half of such expense and the other party shall pay one-half of such expense. Notwithstanding the foregoing, if the Optional Purchase Event results from a breach of this Agreement by the Former
Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining
Members as a result of such breach.

      23.04 Notice of Intent to Purchase. Within thirty (30) days after the Manager has notified the Remaining Members as to the purchase price of the Former Member's Interest determined in accordance with Paragraph 23.03, each Remaining Member shall notify the Manager in writing of his, her or its desire to purchase a portion of the Former Member's Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member's Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member's Interest in the same proportion that the Percentage Interest of the Remaining Members bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to purchase the Former Member's Interest.

      23.05 Election to Purchase Less Than All of the Former Member's Interest. If any Remaining Member elects to purchase none or less than all of his, her or its Pro Rata Share of the Former Member's Interest, then the Remaining Members may elect to purchase more than their Pro Rata Share. If the Remaining Members fail to purchase the entire Interest of the Former Member, the Company may purchase any remaining share of the Former Member's Interest.

      23.06 Payment of Purchase Price. The purchase price shall be paid by the Company or the Remaining Members, as the case may be, by either of the following methods, each of which may be selected separately by the Company or the Remaining Members:

                (a) The Company or the Remaining Members shall at the closing pay in cash the total purchase price for the Former
Member's Interest; or

                (b) The Company or the Remaining Members shall pay at the closing one-fifth (1/5) of the purchase price and the balance of the purchase price shall be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Code for the month in which the initial payment is made, but the Company and the Remaining Members shall have the right to prepay in full or in part at any time without penalty. The obligation of each purchasing Remaining Member, and the Company, as applicable, to pay its portion of the balance due shall be evidenced by a separate promissory note executed by the respective purchasing Remaining Member or the Company, as applicable. Each such promissory note shall be in an original principal amount equal to the portion owed by the respective purchasing Remaining Member or the Company, as applicable.
The promissory note executed by each purchasing Remaining
Member shall be secured by a pledge of that portion of the Former Member's Interest purchased by such Remaining Member.

      23.07 Closing of Purchase of Former Member's Interest.
The closing for the sale of a Former Member's Interest pursuant to this Article 23 shall be held at the Principal Office of Company no later than sixty (60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday, or California legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Former Member or such Former Member's legal representative shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member's Interest. The Former Member or such
Former Member's legal representative, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

      23.08 Purchase Terms Varied by Agreement. Nothing contained herein is intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the Company or any Member of the Membership Interest of any Member in the Company desiring to retire, withdraw or resign, in whole or in part, as a Member.

                ARTICLE 24. MISCELLANEOUS PROVISIONS

      24.01. Complete Agreement. This Agreement and the Articles of this Company constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter described. This Agreement and the Articles replace and supersede all prior agreements by and among any of the Members. This Agreement and the Articles supersede all prior written and oral statements; no representation, statement, or condition or warranty not contained in this Agreement or the Articles is binding on the Members or has any force or effect.

      24.02. Governing Law. This Agreement and the rights of the parties under this Agreement will be governed by, interpreted, and enforced in accordance with the laws of the State of California.

      24.03. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement is binding on and inures to the benefit of the Members, and their respective distributees, successors, and assigns.

      24.04. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, the provision is fully severable; this Agreement is construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision; and there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      24.05. Multiple Counterparts. This Agreement may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument.
However, in making proof only one copy signed by the party to be charged is required.

      24.06. Additional Documents and Acts. Each Member agrees to execute and deliver additional documents and instruments and to perform all additional acts necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by it.

      24.07. No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties to it, and their respective successors and assigns, subject to the express provisions of the Agreement relating to successors and assigns, and no other person has or will have any rights, interest, or claims under this Agreement as a third-party beneficiary or otherwise.

      24.08. Tax Consequences. Members acknowledge that the tax consequence of each Member's investment in the Company is dependent on each Member's particular financial circumstances.
Each Member will rely solely on the Member's financial advisors and not the Company. The Company makes no warranties as to the tax benefits that the Members receive or will receive as a result of the Member's investment in the Company.

      24.09. Notices. Any notice to be given or to be served on the Company or any party to this Agreement in connection with this Agreement must be in writing and is deemed to have been given and received when delivered to the address specified by the party to receive the notice. Notices must be given to each Member at the address specified in Exhibit "A". Any Member or the Company may, at any time, designate any other address in substitution of the foregoing address to which notice will be given by giving written notice to the other Members and the Company thirty (30) days before the date of delivery of the notice.

      24.10. Amendments. All Amendments to this Agreement must be in writing and signed by all of the Members.


      24.11. Title to Company Property. Legal title to all property of the Company must be held and conveyed in the name of the Company.

      24.12. Reliance on Authority of Person Signing Agreement. In the event that a Member is not a natural person, neither the Company nor any Member will (1) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of the Entity or to determine any fact or circumstance bearing on the existence of the authority of the individual, or (2) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of the Entity.

      IN WITNESS THEREOF, the undersigned have executed this Agreement, to be effective as of the date first written above and each of the individuals signing below warrants that he or she has the authority to sign for and on behalf of the respective parties.

MEMBER:

Dover Investments Corporation,
a Delaware corporation

By:    /s/Frederick M. Weissberg
              Frederick M. Weissberg
Its:         President

JB Valley Development Corporation,
a California corporation

By:   /s/Glen Britton Evans, Jr.
             Glen Britton Evans, Jr.
Its:        Chief Executive Officer

By:    /s/Jerry A. Finch
             Jerry A. Finch
Its:        President








               EXHIBIT A

            CAPITAL CONTRIBUTION OF MEMBERS AND
         ADDRESSES OF MEMBERS AND MANAGER OF
                 CORRAL HOLLOW PROPERTIES, LLC

Member's Name:
JB Valley Development Corporation,
a California corporation

Member's Address:
2406 Merced Street, San Leandro, CA 94577

Member's Capital Contribution:
Contribution of services to the Company as Manager and developer

Member's Percentage Interest:
50%

Member's Name:
Dover Investments Corporation,
a Delaware corporation

Member's Address:
100 Spear Street, Suite 520, San Francisco, CA 94105

Member's Capital Contribution:
Up to $5,700,000 on an as-needed basis to develop the Project as determined by the Manager

Member's Percentage Interest:
50%

Manager's Name:
JB Valley Development Corporation,
a California corporation

Manager's Address:
2406 Merced Street, San Leandro, CA 94577






               EXHIBIT B

LEGAL DESCRIPTION OF THE PROJECT